Exhibit 10.1

First Amendment to the WCI Communities, Inc.

Amended and Restated 2013 Long Term Incentive Plan

This First Amendment to the WCI Communities, Inc. Amended and Restated 2013 Long Term Incentive Plan (this “Amendment”) is adopted as of September 22, 2016 (the “Amendment Date”) by WCI Communities, Inc. (the “Company”) for the purpose of amending the WCI Communities, Inc. Amended and Restated 2013 Long Term Incentive Plan (as it may be amended from time to time, the “Plan”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Company currently maintains the Plan;

WHEREAS, the Company desires to amend the Plan pursuant to Article 9 of the Plan; and

WHEREAS, this Amendment, together with the Plan (as of immediately prior to the Amendment Date), constitutes the entire Plan as amended through the Amendment Date.

NOW, THEREFORE, effective as of the Amendment Date, the Plan is hereby amended as follows:

1. Section 8.3 of the Plan is hereby removed and replaced in its entirety with the following:

8.3 Form of Payment. Payment of LTIP Awards may be made in shares of Common Stock; provided, however, in the event the Payment Event is due to a Change in Control of WCI, (a) pursuant to that certain Agreement and Plan of Merger between WCI and Lennar Corporation dated as of September 22, 2016 (the “Lennar MA”), payment shall be made as set forth under the terms of the Lennar MA applicable to the treatment of LTIP Awards, or (b) other than pursuant to the Lennar MA, payment shall be made in cash based on the value of shares of Common Stock for purposes of calculation of consideration in such Change in Control (as determined by the Committee in its discretion).

2. Except as set forth herein, the Plan shall remain in full force and effect in accordance with its terms.

3. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Florida.

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Executed and effective as of the Amendment Date.

WCI COMMUNITIES, INC.

/s/ Keith Bass

By:	Keith Bass

Its:	President and Chief Executive Officer

Signature Page to First Amendment to the WCI Communities, Inc.

Amended and Restated 2013 Long Term Incentive Plan